                                                                 EXHIBIT 10.11

                             AMERICAN PAGING, INC.
                        1996 SPECIAL BONUS OPPORTUNITY

     On September 27, 1997 Ted Carlson agreed in principle to a Special Bonus Opportunity for Terrence T. Sullivan and certain of his senior managers for the successful accomplishment of key objectives the last four months of 1996 to position the company for success in 1997. A plan was submitted by API to TDS which contained ten critical success projects which needed to be complete by the start of 1997. The specific projects were:

1.  Implementation of standardized pricing

2.  Development of a channel distribution plan

3.  Implementation of a goal-aligned field compensation plan

4.  Implementation of a performance managed sales organization

5.  Implementation of a company-wide inventory system

6.  Establishment of a customer retention group within the Customer Telecare
    Center

7.  Source and select a new customer billing and information management system

8.  Development of a spectrum plan

9.  Issuing of location and department level budgets by January 1st

10. Redesign billing system and general ledger system to support performance management reporting

     This plan received final approval in November 1996 and contained the following provisions for bonus:

     - The successful accomplishment of each of the ten projects would earn the following executives 3% of 1996 year-end salary as long as a minimum of five projects were successfully completed:

          -  Terrence Sullivan, President/CEO

          -  Malcolm Humphrey, VP Information Technology/CIO

          -  Larry Piumbroeck, VP Development and Engineering

     - In addition to the above, a designated project manager for each successfully completed project may be named and awarded a bonus of 3% of year-end 1996 salary.

     - A TDS senior manager was appointed to be the evaluator of each project's completion to certify to Ted Carlson that the project was eligible for bonus

     On January 26, 1997 API submitted documents to TDS representing the supporting material for eight projects completed under this plan. In accordance with the plan's design, the eight projects were reviewed by various senior managers of TDS and on February 28, 1997 all eight of the submitted projects were certified for approval and bonus payment. As a result of this approval, API paid the following bonus amounts to officers on March 14, 1997:

          Terrence Sullivan        24% of salary ($46,800)
          Malcolm Humphrey         24% of salary ($28,800)
          Larry Piumbroeck         24% of salary ($22,620)
          George Orr               6%  of salary ($6,300)
          James Kelly              12% of pro-rated salary ($3,200)